                                  CD RADIO INC.
                            (a Delaware Corporation)

                        3,000,000 Shares of Common Stock

                                 TERMS AGREEMENT
                                 ---------------
                                                              September 23, 1999
To:      CD Radio Inc.
         1221 Avenue of the Americas, 36th Fl.
         New York, NY 10020

Ladies and Gentlemen:

     This is a Terms Agreement referenced in the Form Underwriting Agreement filed as an Exhibit to Registration Statement No. 333-86003, the terms of which are hereby incorporated herein. We understand that CD Radio Inc., a Delaware corporation (the "Company"), proposes to issue and sell 3,000,000 shares of its common stock, par value $.001 per share (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the number of Underwritten Securities opposite our names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any Underwritten Securities or Option Underwritten Securities are purchased.

                                                                                     Number of
                                                                                   Underwritten
Underwriter                                                                         Securities
-----------                                                                         ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................                    870,000
Lehman Brothers Inc......................................................                    870,000
Bear, Stearns & Co. Inc..................................................                    570,000
Banc of America Securities LLC...........................................                    510,000
C.E. Unterberg, Towbin...................................................                    180,000
                                                                               ---------------------
                           Total.........................................                  3,000,000
                                                                               =====================


           The Underwritten Securities shall have the following terms:

                                              Common Stock
                                              ------------
Title:                                               Common Stock, par value $.001 per share.

Number of shares:                                    3,000,000

Number of Option Underwritten Securities:            The Underwriters have an option to purchase up
                                                     to an additional 450,000 shares the Underwritten
                                                     Securities (the "Option Underwritten Securities")
                                                     at the public offering price, less underwriting
                                                     discount, within 30 days from September 23, 1999
                                                     to cover over-allotments.

Initial public offering price per share:             $24.75

Purchase price per share:                            $23.265

Listing requirements:                                Nasdaq National Market

Black-out provisions:                                None

Lock-up provisions:                                  For a period of 90 days from the issuance of the
                                                     Underwritten Securities, the Company may not,
                                                     without the prior written consent of Merill,
                                                     Lynch, Pierce, Fenner & Smith Incorporated,
                                                     sell, grant options for the sale of or otherwise
                                                     dispose of shares of its capital stock or any
                                                     securities convertible into or exchangeable or
                                                     exercisable for its capital stock; provided
                                                     however, the Company may sell $65,000,000 of
                                                     its 9.2% Series B Junior Cumulative Convertible
                                                     Preferred Stock to Apollo Investment Fund IV,
                                                     L.P. and Apollo Overseas Partners IV, L.P.
                                                     during this 90-day period.

Other terms and conditions:                          All notices and other communications hereunder
                                                     shall be in writing and shall be deemed to have
                                                     been duly given if mailed or transmitted by any
                                                     standard form of telecommunication.  Notices to
                                                     the Underwriters shall be directed to the
                                                     Underwriters at Merrill Lynch & Co., North
                                                     Tower, World Financial Center, New York, New
                                                     York 10281, attention of Robert Kramer; notices
                                                     to the Company shall be directed to the
                                                     Company at 1221 Avenue of the Americas, 36th
                                                     Floor, New York, New York 10020, attention of
                                                     Patrick L. Donnelly, Senior Vice President,
                                                     General Counsel and Secretary.

Closing date and location:                           September 29, 1999

                                                     Cravath, Swaine & Moore
                                                     Worldwide Plaza
                                                     825 Eighth Avenue
                                                     New York, NY 10019-7475

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                    Very truly yours,

                                    MERRILL, LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED


                                    By /s/ Marilyn J. Pugliese
                                      --------------------------------
                                      Name:  Marilyn J. Pugliese
                                      Title: Authorized Signatory

                                    Acting on behalf of itself and the other named Underwriters.

Accepted:

CD RADIO INC.


By /s/ Patrick L. Donnelly
  ----------------------------
  Name:  Patrick L. Donnelly
  Title: Senior Vice President,
         General Counsel and
         Secretary

                               FORM OF OPINION OF
                          PATRICK L. DONNELLY, ESQ. TO
                            BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


                  (1) The District of Columbia and the State of New York are the only jurisdictions in which the Company is required to be qualified as a foreign corporation to transact business, whether by reason of the ownership or leasing of property or the conduct of business as of the date hereof, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (2) Satellite CD Radio, Inc. (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the District of Columbia and in the State of New York, which are the only jurisdictions in which the Subsidiary is required to be qualified, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, to my knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than liens in favor of the Collateral Agent (as defined in the Amended and Restated Pledge Agreement dated as of May 15, 1999 (the "Pledge Agreement")) pursuant to the Pledge Agreement for its benefit, the benefit of the trustee of the Company's 15% Senior Secured Discount Notes due 2007 (the "Discount Notes"), the benefit of the trustee of the Company's 14-1/2% Senior Secured Notes due 2009 (the "Notes") and the ratable benefit of the holders of Discount Notes and Notes; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive rights provisions in (a) the Subsidiary's certificate of incorporation or by-laws or
(b) the Delaware General Corporation Law.

                  (3) [The execution, delivery and performance of the Loral Satellite Contract (as defined in the Prospectus) by the Company and compliance by the Company with its obligations under the Loral Satellite Contract do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in the Underwriting Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, described in the Prospectus, to which the Company or its Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the State of New York or the United States, having jurisdiction over the Company or its Subsidiary or any of their respective properties, assets or operations.] [Discuss]

                  In addition, although I have not undertaken to investigate or verify independently, and am not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the contents of the Prospectus, in connection with the preparation of the Prospectus, I have participated in conferences with representatives and counsel of the Underwriters and with certain officers and employees of, and independent certified public accountants for, the Company, at which conferences the contents of the Prospectus and related matters were discussed, and based upon this participation (and relying as to factual matters to the extent I deemed reasonable on officers and employees of the Company), advise you that no facts have come to my attention that would lead me to believe that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which I make no statement), at the time the Prospectus was issued, at the time any amended or supplemented Prospectus was issued or at the Closing Time (as defined in the Underwriting Agreement), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering his opinion, such counsel may rely, as to matters of facts (but not as to legal conclusions), to the extent he deems proper, on certificates of public officials. The opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). The opinion shall contain assumptions, limitations, qualifications and exceptions normally included by counsel in transactions of this kind.

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

     (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the District of Columbia and in the State of New York.

     (4) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

     (5) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and delivered by the Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Underwritten Securities is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the Nasdaq National Market.

     (6) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or corporate currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

     (7) The applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (8) The Underlying Securities have been duly authorized and reserved for issuance by the Company upon conversion of the related Subordinated Debt Securities. The Underlying Securities, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder.

     (9) The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the applicable Indenture conform, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

     (10) The information in the Prospectus under "Description of Underwritten Securities" and "Description of Underlying Securities", if any, or any caption purporting to describe any such Securities, "Certain Federal Income Tax Considerations" and " ", in the Annual Report on Form 10-K under " " and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter, bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (11) To the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (12) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the applicable Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the

Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

     (13) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Underwriting Agreement, the applicable Terms Agreement or the applicable Indenture or the performance by the Company of its obligations thereunder.

     (14) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (15) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (16) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     (17) The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (18) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (19) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or the applicable Terms Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement, such Terms Agreement or the any applicable Indenture, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have already been made, obtained or rendered, as applicable.

     (20) The applicable Indenture has been duly qualified under the 1939 Act.

     (21) The Underwritten Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

     (22) The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

     (23) The Voting Trust Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited as described by Insolvency Exemption; and the provisions of the Voting Trust Agreement create a "voting trust" as provided in Section 218 under the DGCL.

     Nothing has come to our attention that would lead us to believe that the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which we make no statement), at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). The opinion shall contain assumptions, limitations, qualifications and exceptions normally included by counsel in transactions of this kind.

                   FORM OF OPINION OF WILEY, REIN & FIELDING,
                       REGULATORY COUNSEL TO THE COMPANY,
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

                  (1) (a) The execution, delivery and performance of the Underwriting Agreement, the consummation of the transactions contemplated therein and in the Prospectus and compliance by the Company with its obligations thereunder do not violate (i) the Federal Communications Act of 1934, as amended (the "Communications Act"), (ii) any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company or its Subsidiary,
(iii) any state telecommunications law, rules or regulations ("State Law") applicable to the Company or its Subsidiary, and (iv) to the best of such counsel's knowledge, any decree from any court, and (b) no consent, approval, authorization or order of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution, delivery and performance of the Underwriting Agreement except for consents, approvals, authorizations or orders of or qualifications as have already been obtained and except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to qualify with the FCC or any State Authority would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise) or in the earnings, business or operations of the Company and its subsidiary, taken as a whole.

                  (2) Except as described in the Prospectus, (a) each of the Company and its Subsidiary has made all reports and filings, and paid all fees, required by the FCC and the State Authorities, and have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct the business now operated by them or intended to be operated by them in the manner described in the Prospectus; and (b) to the best of such counsel's knowledge after due inquiry neither the Company nor its subsidiary has received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, earnings, operations or business of the Company and its subsidiary now operated by them or intended to be operated by them in the manner described in the Prospectus taken as a whole.

                  (3) To the best of such counsel's knowledge after due inquiry
(A) no adverse judgment, decree or order of the FCC or of any State Authority has been issued against the Company or its subsidiary and (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened against the Company or its subsidiary before or by the FCC or any State Authority which, if decided adversely to the Company's interest, would have a material adverse effect on the Company and its subsidiary, taken as a whole.

                  (4) The statements in the Prospectus under the captions "Risk Factors -- We Are Subject to Continuing and Detailed Regulation by the FCC", "Risk Factors -- Receivers and Antennas Are Not Yet Available", "Risk Factors -- We May Not Be Able to Compete Effectively Against Conventional Radio Stations, the Other Holder of an FCC License to Provide this Service or Other Potential Providers of this Service", "Business -- Competition", and "Business -- Government Regulation", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

                  In rendering their opinion, counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. The opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of

Business Law (1991). The opinion shall contain assumptions, limitations, qualifications and exceptions normally included by counsel in transactions of this kind.